EXHIBIT 4.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

INVESTOR WARRANT AGREEMENT

Investor Warrant Agreement (the “Warrant”), dated as of January 15, 2010, between Cicero Inc. (the “Company”) and _____________________ (the “Holder”).

WITNESSETH:

WHEREAS, the Company and the Holder have entered into a Securities Purchase Agreement (the “Purchase Agreement”) of even date, and the Purchase Agreement provides for, among other things, the issuance of this Warrant for the purchase of an aggregate of ____________ shares of common stock, $.001 par value per share, of the Company (“Common Stock”), as provided herein; and

WHEREAS, this Warrant is being issued on a private placement basis, and the Holder understands the limitations and responsibilities of acquiring the restricted securities comprising the Warrant and the underlying shares of Common Stock (the “Warrant Shares”).

NOW, THEREFORE, in consideration of the premises contained herein, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Grant and Period.

1.1

Grant.  The Holder is hereby granted the right to purchase from the Company, at any time during the exercise period, up to an aggregate of  _______ Warrant Shares of the Company at an initial exercise price (subject to adjustment as provided in Section 5 hereof) of $0.25 per Warrant Share (the “Exercise Price”), such exercise to be subject to the terms and conditions of this Warrant.

1.2

Period.  This Warrant will be exercisable commencing on January 15, 2010, and expire at 5:00 PM on January 14, 2015 (the “Expiration Time”).  If the Expiration Time is not a Business Day in the City of New York, then the expiration date will be extended to 5:00 PM on the next Business Day in the City of New York.  “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

2.

Exercise of Warrant.

2.1

Full Exercise.  Except as provided in Section 2.3 below, the Holder shall effect an exercise of the Warrant by surrendering to the Company this Warrant, together with a Subscription in the form of Exhibit A attached thereto, duly executed by such Holder, at any time prior to the Expiration Time, at the Company’s principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price (the “Aggregate Price”), subject to any adjustments provided for in the Warrant. The Aggregate Price shall be the amount that is the result of the Exercise Price multiplied by the number of Warrant Shares that are the subject of the Warrant (as adjusted as hereinafter provided) being purchased by the Holder.

2.2

Partial Exercise.  The Warrant may also be exercised from time to time in part by surrendering the Warrant in the manner specified in Sections 2.1 or 2.3 hereof, except that the Purchase Price payable shall be the amount that is the result of the number of Warrant Shares being purchased hereunder multiplied by the Exercise Price, subject to any adjustments provided for in the Warrant. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder a new Warrant of like tenor for the aggregate number of securities (as constituted as of the date hereof) for which the Warrant shall not have been exercised, issued in the name of the Holder or as the Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

2.3

Conversion Right.  The Holder may effect an exercise of the Warrants and pay the Exercise Price through a conversion of the Warrant (“Conversion Right”); provided, that such right shall exist only at such time that the Company has the obligation to the Holder to provide a resale registration statement for the underlying securities of the Warrant and the Company does not have a registration statement effective and currently available for the resale by the Holder of the underlying securities of the Warrant. The Holder may effect a Conversion Right of the Warrant by surrendering to the Company this Warrant, together with a Subscription in the form of Exhibit B attached hereto, duly executed by such Holder, prior to the Expiration Time, at the Company’s principal office, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

	X	=	Y x (A-B)/A

where	X	=	the number of Warrant Shares to be issued to the Holder;

	Y	=	the number of Warrant Shares with respect to which this Warrant is being exercised;

	A	=	the Market Price of a share of Common Stock as of the Date of Exercise; and

	B	=	the Exercise Price.

2.4

Certain Defined Terms.  “Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are traded on the Nasdaq Global Market, Nasdaq Global Select Market or the Nasdaq Capital Market, the last bid price reported on that date; (ii) if the shares of Common Stock are not quoted on a Nasdaq market and are listed on any other national securities exchange, the last sale price of the Common Stock reported by such exchange on that date; (iii) if the shares of Common Stock are not quoted on any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not quoted on a any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined, in good faith, by the Board of Directors of the Company. “Date of Exercise” means the date on which the Holder shall have delivered to the Company (i) the Warrant, (ii) the applicable Subscription form attached thereto, appropriately completed and duly signed, and (iii) if applicable, payment of the Exercise Price.

3.

Issuance of Certificates.  Upon the exercise of the Warrant, the issuance of certificates for Warrant Shares shall be made promptly (and, in any event within five (5) Business Days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 4 and Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.

Restriction on Transfer.  The Warrant and the Warrant Shares may be transferred only pursuant to a registration statement filed under the Securities Act and the applicable state securities laws or an exemption from such registrations.  Subject to such restrictions, the Company shall transfer the Warrant and the Warrant Shares, from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof, for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, and to establish that such transfer is being made in accordance with the terms hereof.  Upon such surrender to the Company of this Warrant for its transfer, the Company shall execute and deliver a new Warrant, representing the new Warrant or Warrants in the name of the transferee or transferees and in the denomination or denominations specified in such instructions, and shall issue to the transferor a new Warrant evidencing the portion of the Warrant not so transferred, and this Warrant shall promptly be cancelled.  A Warrant, if properly transferred, may be exercised by a new holder without having a new Warrant issued.

5.

Adjustments to Exercise Price and Number of Securities.

5.1

Stock Dividends and Splits.  If the Company, (i) pays a stock dividend on its Common Stock, (ii) subdivides outstanding shares of Common Stock into a greater number of shares, or (iii) combines outstanding shares of Common Stock into a lesser number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

5.2

Extraordinary Transactions.  If, (i) the Company effects any merger or consolidation of the Company with or into another Person and the Company is not the surviving entity, or (ii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, (in either such case, an “Extraordinary Transaction”), then the Warrant will become the right thereafter to receive, upon exercise, the same amount and kind of securities as the Holder would have been entitled to receive upon the occurrence of such Extraordinary Transaction if it had been, immediately prior to such Extraordinary Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrant (the “Alternate Consideration”) in lieu of the Warrant Shares. The aggregate Exercise Price for each Warrant will not be affected by any such Extraordinary Transaction, but the Company shall apportion such aggregate Exercise Price to the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities to be received in an Extraordinary Transaction, then each Holder, to the extent practicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Extraordinary Transaction. In addition, at the request of the Holder, upon surrender of the Warrant, any successor to the Company or surviving entity in such Extraordinary Transaction shall issue to the Holder a new Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. Each Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to an Extraordinary Transaction.

5.3

Adjustment in Number of Securities.  Upon each adjustment of the Exercise Price pursuant to the provisions of Sections 5.1 and 5.2, the number of securities issuable upon the exercise of the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

5.4

No Adjustment of Exercise Price in Certain Cases.  No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than $.01 per Warrant Share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least $.01 per Warrant Share.

5.5

Notice of Adjustment.  In each case of an adjustment or readjustment of the Exercise Price or the number and kind of any securities issuable upon exercise of the Warrant, the Company at its expense will promptly calculate such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of shares of Common Stock or type of Alternate Consideration issuable upon exercise of the Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver to each Holder who makes a request in writing, a copy of each such certificate.

6.

Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of securities upon the exercise of the Warrant, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company’s option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights issuable on exercise, or in lieu thereof paying cash equal to such fractional interest.

7.

Reservation, Validity and Listing.  The Company covenants and agrees that during the exercise period, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise under this Warrant. The Company covenants and agrees that, upon exercise of the Warrant, and payment of the Exercise Price therefore, all shares of Common Stock and other securities issuable upon such exercise shall be duly authorized, validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrant is outstanding, the Company shall use its reasonable commercial efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed and quoted (subject to official notice of issuance) on all securities exchanges and systems on which the other outstanding shares of Common Stock are then listed and/or quoted, including Nasdaq, the American Stock Exchange and the OTC Bulletin Board.

8.

Registration Rights.  The Warrant Shares issuable upon exercise of the Warrant, as adjusted pursuant to the terms of the Warrant, shall be entitled to the registration rights set forth in the Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement”), by and among the Company, the Holder and the other persons or entities that may become party thereto in accordance with the terms thereof.

9.

Notices to Warrant Holder.  Nothing contained in this Warrant shall be construed as conferring upon the Holder of the Warrant the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the Expiration Time of the Warrant and its exercise in full, any of the following events shall occur:

(a)

the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)

the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

(c)

a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company to the extent practicable shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be.

10. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received) or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)

If to the Company, to the address of below or as such may be changed from time to time.

Cicero Inc.
8000 Regency Parkway
Cary, NC 27518
Tel: (919) 380-5000
Fax: (919) 380-5121
Attn: John P. Broderick

With a copy to (which copy shall not constitute notice):

Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York 10022
Attn: Lawrence M. Bell, Esq.
Tel: (212) 907-7300
Fax: (212) 754-0330

(b)

If to the Holder, to the address set forth below or as shown on the books of the Company as such may be changed from time to time.

Tel:
Fax:

With a copy to (which copy shall not constitute notice):

Tel:
Fax:

11.

Entire Agreement: Modification.  This Warrant, together with the registration rights provisions contained in the Registration Rights Agreement, contains the entire understanding between the parties hereto with respect to the subject matter hereof, and the terms and provisions of this Warrant may only be modified, waived or amended in writing. Any modification, waiver or amendment executed by the Company and the Holder (or the Holders holding a majority of the Warrant Shares or the other securities, property or rights issuable upon exercise of the Warrants, as the case may be) shall be binding on the Holder (or all Holders, as the case may be). Notice of any modification, waiver or amendment shall be promptly provided to any Holder not consenting to such modification, waiver or amendment.

12.

Assignment.  The Holder may assign to one or more assignees (each an “Assignee”) all, or any part, of the Warrant; provided that the Company may continue to deal solely and directly with the Holder in connection with the interest assigned to the Assignee until (i) written notice of such assignment has been given to the Company by the Holder and the Assignee, and (ii) the Holder and the Assignee have delivered to the Company a document reflecting the assignment and acceptance, as reasonably acceptable to the Company.  The assignment of the Warrant does not transfer the registration rights provided pursuant to the Registration Rights Agreement, which are unique to the initial Holder.

13.

Successors.  All the covenants and provisions of the Warrant shall be binding upon and inure to the benefit of the Company, the Holders and their respective permitted successors and assigns hereunder.

14.

Governing Law; Submission to Jurisdiction.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant, shall be brought solely in a federal or state court located in the State of Delaware. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of Wilmington, State of Delaware and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the City of Wilmington, State of Delaware. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

15.

Severability.  If any term, provision, covenant or restriction of this Warrant is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

16.

Headings.  The caption headings of the sections of the Warrant are for convenience of reference only and are not intended to be, nor should they be construed as, a part of the Warrant and shall be given no substantive effect.

17.

Benefits of This Warrant.  Nothing in the Warrant shall be construed to give to any person, corporation or other entity other than the Company and any registered Holder(s) of the Warrant(s) any legal or equitable right, remedy or claim under the Warrant; and the Warrant shall be for the sole and exclusive benefit of the Company and any Holder(s) of the Warrant.

18.

Counterparts.  This Warrant may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS HEREOF, the parties hereto have caused this Warrant to be duly executed by their respective authorized officer as of the date first above written.

CICERO INC.

By:	/s/
Name:	John Broderick
Title:	CEO

HOLDER

By:
Name:
Title:

EXHIBIT A

FORM OF SUBSCRIPTION (CASH EXERCISE)

(To be signed only upon exercise of Warrant)

TO:	Cicero Inc.

The undersigned holder of Warrant dated ________________ (the “Warrant”), of Cicero Inc. (the “Company”), which is being delivered herewith, hereby irrevocably elects to purchase ______________ Warrant Shares (as defined in the Warrant), and herewith makes payment of $ _________________ therefore, all in accordance with the Warrant. Certificates for the Warrant Shares shall be issued in the name of ________________ and delivered to the following address:

By:
Name:
Social Security Number or Tax Identification Number:
Date:

(Signature must conform in all respects to name of Holder as specified in the Warrant)

EXHIBIT B

FORM OF SUBSCRIPTION (CASHLESS EXERCISE)

TO:	Cicero Inc.

The undersigned holder of Warrant dated _________________ (the “Warrant”), of Cicero Inc. (the “Company”), which Warrant is being delivered herewith, hereby irrevocably elects to exercise (on a conversion right basis, in accordance with the formula set forth in Section 2.3 of the Warrant with respect to __________________ Warrant Shares (as defined in the Warrant), all in accordance with the Warrant. Certificates for the Warrant Shares shall be issued in the name of _____________________ and delivered to the following address:

By:
Name:
Social Security Number or Tax Identification Number:
Date:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

(To be used by the registered holder if such Holder desires to transfer the Warrant)

FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto:

Print Name of Transferee: ____________________________________________________

Address: ___________________________________________________________________

City State Zip Code:_________________________________________________________

Social Security or Federal Tax ID Number: _____________________________________

this Warrant, originally dated __________ 2010, and issued by Cicero Inc. (“Company”), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ as its Attorney in Fact, to transfer the Warrant on the books of the Company, with full power of substitution.

Dated:	Signature:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)